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                                                                    EXHIBIT 10.2

                            GENERAL CABLE CORPORATION

                           1998 ANNUAL INCENTIVE PLAN

1.       PURPOSE

         The purpose of the General Cable Corporation 1998 Annual Incentive Plan (the "Plan") is to provide annual incentive awards ("Awards") in order to motivate certain executive officers and key employees of General Cable Corporation, a Delaware corporation, and its subsidiaries (the "Company") to put forth maximum efforts toward the growth, profitability and success of the Company and its subsidiaries and to encourage such individuals to remain in the employ of the Company or the applicable subsidiary.

2.       ADMINISTRATION

         a. The Plan shall be administered by a committee (the "Committee"), which shall be a committee or subcommittee of the Board of Directors of the Company (the "Board") appointed by the Board from among its members. Initially, the Committee shall be the Board's Compensation Committee. Unless the Board otherwise determines, the Committee shall be comprised solely of not less than two members who each shall qualify, at the time of appointment, as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder.

         b. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted Awards under the Plan, to determine the time when Awards will be granted, to determine whether performance objectives and other conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the performance period or deferred to a later date, and to determine whether an Award or payment of an Award should be reduced or eliminated. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons participating in the Plan and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the

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Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

         c. The Committee may delegate to one or more of its members, or to one or more executive officers of the Company ("Executive Officers"), including to the Chief Executive Officer of the Company, authority to select key employees other than Executive Officers to be granted Awards under the Plan and to make all other determinations in respect of such Awards. In addition, the Committee may delegate to such persons such administrative duties as it deems advisable. References herein to "Committee" shall include any such delegatee, except where the context otherwise requires. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan including such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.       ELIGIBILITY

         Awards may be granted under the Plan to such Executive Officers and key employees of the Company as shall be selected for participation pursuant to
Section 2 above.

4.       AWARDS AND AWARD POOL; LIMITATIONS ON AWARDS

         a. Each Award granted under the Plan shall represent an amount payable in cash by the Company to the Executive Officer or key employee (a "Participant") upon accomplishment of one or more or a combination of performance objectives ("Performance Objectives") in a specified fiscal year (a "Performance Year"), subject to all other terms and conditions of the Plan and such other terms and conditions as may be specified by the Committee. The Performance Objectives for an Award to an Executive Officer shall consist of specific Performance Objectives approved by the Committee. Performance Objectives for an Award to a key employee other than an Executive Officer may consist of any measure of performance the Committee may determine in its discretion. The grant of Awards under the Plan shall be evidenced by Award letters in a form approved by the Committee from time to time which shall contain the terms and conditions, as determined by the Committee, of a Participant's Award; provided, however, that in the event of any conflict between the provisions of the Plan and any Award letters, the provisions of the Plan shall prevail. An Award shall be determined by multiplying the Participant's target percentage of base salary with respect to a Performance Year by applicable factors and percentages based on the achievement of Performance Objectives.

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         b. Awards payable in respect of a given Performance Year may be settled only if and to the extent the total amount of Awards (the "Award Pool") has been accrued on the books of the Company as of the end of such Performance Year. The Award Pool is designated only for purposes of accounting within the Plan and does not authorize any segregation of assets or the creation of a trust. The maximum amount of an Award granted to any one Participant in respect of a Performance Year shall not exceed $3.0 million. This maximum amount limitation shall be measured at the time of settlement of an Award under Section 6.

         c. Annual Performance Objectives shall be based on the performance of the Company, one or more of its subsidiaries or affiliates, one or more of its units or divisions and/or the individual for the Performance Year. Performance Objectives shall include the following performance measures individually or in any combination: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs.

5.       GRANT OF AWARDS

         a. The Committee shall select those Executive Officers who it determines are to be Participants for a given Performance Year and grant Awards to such Participants not later than 90 days after the commencement of the Performance Year, and shall select other key employees for participation and grant Awards to such Participants at such times as the Committee may determine. In granting an Award, the Committee shall establish the amount of the Award in accordance with Section 4 and other terms of such Award. Other provisions of the Plan notwithstanding, in the case of any Participant who initially becomes employed by the Company as an Executive Officer after the commencement of a Performance Year, the Participant may be granted an Award for that Performance Year prior to the date at which 25% of the period remaining in the year from the date of hiring of such Executive Officer has elapsed.

         b. After the end of each Performance Year, the Committee shall determine the extent to which the Award Pool shall be funded based on achievement of Performance Objectives for such Performance Year. The Committee shall also determine the maximum amount payable to any Participant in respect of an Award for the Performance Year and the amount payable to each Participant in settlement of the Participant's Award for the Performance Year. The Committee, in its discretion, may determine that the amount payable to any Participant in settlement of an Award shall be reduced, including a determination to make no final Award whatsoever, and, in the case

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of a Participant who is not an Executive Officer, may determine that such amount shall be increased. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each Award granted to an Executive Officer, that the Performance Objectives and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

         c. The Committee may adjust or modify Awards or terms of Awards (1) in recognition of unusual or nonrecurring events affecting the Company or any business unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) with respect to any Participant whose position or duties with the Company change during a Performance Year, or (3) with respect to any person who first becomes a Participant after the first day of the Performance Year; provided, however, that no adjustment to an Award granted to an Executive Officer shall be authorized or made if and to the extent that such authorization or the making of such adjustment would contravene the requirements applicable to "performance-based compensation" under Section 162(m) of the Code and regulations thereunder.

6.       SETTLEMENT OF AWARDS

         Except as provided in this Section 6, each Participant shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 5 as promptly as practicable following the time such determination in respect thereof has been reached by the Committee.

         a. The Committee may specify that up to fifty (50) percent of any Award shall be settled by issuance of shares of the Company's Common Stock or other awards pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan") having a fair market value, as determined by the Committee in accordance with the 1997 Plan, equal to the cash value of an Award at the date of grant or equal to the cash amount of the Award that would otherwise have been payable in settlement of the Award at the end of the Performance Year or the date of settlement. Such shares shall be subject to such conditions, including deferral of delivery for up to five years, restrictions on transferability, mandatory reinvestment of dividends in additional shares or awards, and other terms and conditions as shall be specified by the Committee.

         b. Each Participant shall have the right to defer his or her receipt of part or all of any payment due in settlement of an Award under and in accordance with the terms and conditions of any deferred compensation plan or arrangement of the Company unless otherwise specified by the Committee.

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7.       TERMINATION OF EMPLOYMENT

         Except as otherwise provided in any written agreement between the Company and a Participant, if a Participant ceases to be employed by the Company prior to settlement of an Award for any reason other than death, disability (as determined by the Committee), normal retirement, or early retirement with the approval of the Committee, such Award shall be forfeited. If such cessation of employment results from such Participant's death, disability (as determined by the Committee), normal retirement, or early retirement with the approval of the Committee, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable (subject to Section 8), the extent to which the Performance Objectives for the Performance Year or portion thereof completed at the date of cessation of employment have been achieved, and the amount payable in settlement of the Award based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination may be deferred until following the Performance Year. Such determinations shall be set forth in a written certification, as specified in
Section 5. Such Participant or his or her beneficiary shall be entitled to receive settlement of such Award at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under
Section 162(m) of the Code.

8.       STATUS OF AWARDS UNDER SECTION 162(M)

         It is the intent of the Company that Awards granted to Executive Officers shall constitute "performance-based compensation" within the meaning of
Section 162(m) of the Code and regulations thereunder, if at the time of settlement the Participant remains an Executive Officer. Accordingly, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan relating to Executive Officers or any Award letter evidencing an Award to an Executive Officer does not comply or is inconsistent with the provisions of Section 162(m)(4)(C) of the Code or regulations thereunder (including Treasury Regulation 1.162-27(e)) required to be met in order that compensation (other than post-termination compensation) shall constitute "performance-based compensation," such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no post-termination settlement shall be authorized or made under Section 7 if and to the extent that such authorization or settlement would contravene such requirements.

9.       TRANSFERABILITY

         Awards and any other benefit payable under, or interest in, this Plan are not transferable by a Participant except upon a Participant's death by will or the laws of descent and distribution, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

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10.      WITHHOLDING

         All payments relating to an Award, whether at settlement or resulting from any further deferral or issuance of an Award under another plan of the Company in settlement of the Award, shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In any case in which payments will be in a form other than cash, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe.

11.      TENURE

         A Participant's right, if any, to continue to serve the Company as an Executive Officer, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant or any other event under the Plan.

12.      NO RIGHTS TO SETTLEMENT OR TO PARTICIPATE

         Until the Committee has determined to settle an Award under Section 6, a Participant's selection to participate, the grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award will be settled under the Plan. Nothing in the Plan shall be deemed to give any eligible employee any right to participate in the Plan except upon determination of the Committee under Section 4. The foregoing notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Participant, to the extent of the Committee's authority under the Plan, including commitments that limit the Committee's future discretion under the Plan, but in all cases subject to
Section 8.

13.      UNFUNDED PLAN

         Participants shall have no right, title, or interest whatsoever in or to any specific assets of the Company or investments which the Company may make to aid in meeting its obligations under the plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

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14.      OTHER COMPENSATORY PLANS AND ARRANGEMENTS

         Nothing in the Plan shall preclude any Participant from participation in any other compensation or benefit plan of the Company or its subsidiaries. The adoption of the Plan and the grant of Awards hereunder shall not preclude the Company or any subsidiary from paying any other compensation apart from the Plan, including compensation for services or in respect of performance in a Performance Year for which an Award has been made.

15.      DURATION, AMENDMENT AND TERMINATION OF PLAN

         No Award may be granted in respect of any Performance Year after 2007. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time, provided that any such action shall be subject to stockholder approval if and to the extent required by law or regulation, or to ensure that compensation under the Plan will qualify as "performance-based compensation" under Section 162(m) and the regulations thereunder.

16.      GOVERNING LAW

         The Plan, Awards granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

17.      EFFECTIVE DATE

         The Plan shall be effective as of January 1, 1998; provided, however, that the Plan shall be subject to approval of the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company before settlement of Awards for the 1998 Performance Year so that compensation will qualify as "performance-based compensation" under Section 162(m) of the Code and regulations thereunder. In addition, the Board may determine to submit the Plan to stockholders for reapproval at such times, if any, required in order that compensation under the Plan shall qualify as performance-based compensation.

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